Exhibit 99.1

B2Digital Expands Live MMA Event Licensing to 20 States and Prepares for a Record 24 Events in the First Half of 2022

TAMPA, FL, December 30, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce that the Company has powerfully expanded its licensing range to 20 states and plans to put on 24 live MMA events during the first six months of 2022.

Management notes that 24 events during a six-month period would represent a new Company record as well as a 26% jump over its prior record period, which took place during the first half of 2021. In addition, the Company is now licensed to put on live MMA events in 20 states, which represents an 82% jump relative to its geographic range as of one year ago.

The expanded pace and widening geographic range combined with the fact that the company is planning to have LIVE Events in 13 states in the first 6 months of 2022 is expected to have a material positive impact on brand awareness while helping to lay a foundation for further growth in the Company’s ONE More Gym Official B2 Training Facilities Network in 2022.

“Twenty-four events in the first 6 months of next year will represent a significant jump over our live event pace during the first half of 2021, which was a record period in its own right for the Company at the time,” noted Greg P. Bell, CEO of B2 Digital. “In addition, we have now basically doubled our state licensing over the past year, giving us a vastly expanded range of potential venues to continue driving growth in our pace of live events, which has strong implications for both our topline growth and the geographic expansion of the B2 brand – a combination of factors that sets up very well for an unprecedented year of success in 2022.”

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company operates in two major branded segments: The B2 Fighting Series and The ONE More Gym Official B2 Training Facilities Network. The Company primarily derives revenues from live event ticket sales, pay-per-view ticket sales, content media marketing, and fitness facility memberships.

The Live Events segment (the B2 Fighting Series) is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 12 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

The Fitness Facility segment operates primarily through the ONE More Gym Official B2 Training Facilities Network. The Company currently operates five ONE More Gym locations, with plans to continue to scale up this segment at a pace of 4-8 new locations per year. ONE More Gym locations include specialized MMA training resources and serve a recruiting function for the Company's Live Events segment.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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